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                                                                Exhibit 99(b)(j)

BRIGGS
BUNTING &
DOUGHERTY, LLP
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Certified Public Accountants and Business Advisors

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated July 27, 2000, accompanying the June 30, 2000 financial statements of Trainer Wortham First Mutual Fund, Trainer Wortham Total Return Bond Fund, Trainer Wortham California Intermediate Tax-Free Fund, and Trainer Wortham Large-Cap Growth Fund (each a series of shares of beneficial interest of Trainer Wortham Funds) which are incorporated by reference in Part B of the Post-Effective Amendment to the Fund's Registration Statement and Prospectus on Form N-1A. We also consent to the reference to our firm under the caption "Financial Statements" in the Prospectus.

                                               BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
OCTOBER 31, 2000